UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 14, 2016

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level, 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	515-281-1000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2016, the board of directors (the “Board”) of the Federal Home Loan Bank of Des Moines (the “Bank”) approved an Executive Transition Plan (the “Plan”). Pursuant to the Plan, the titles and responsibilities of President and Chief Executive Officer (CEO) were consolidated and assumed by Michael L. Wilson. Prior to the Plan’s approval, the titles and responsibilities of President and CEO of the Bank were separately held by Mr. Wilson and Richard S. Swanson, respectively, pursuant to the merger agreement dated September 25, 2014 between the Bank and the Federal Home Loan Bank of Seattle. The Bank received a written non-objection to the Plan from its regulator, the Federal Housing Finance Agency, on April 6, 2016.

The terms of Mr. Wilson’s employment agreement effective May 31, 2015 between him and the Bank remain unchanged. The description of Mr. Wilson’s business experience for the past five years, including all positions and offices held within the Bank, and the description of the material terms of such employment agreement previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 21, 2016) are incorporated herein by reference. Such description of Mr. Wilson’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is incorporated herein by reference to Exhibit 10.2 to the Bank’s Current Report on Form 8-K dated May 31, 2015 (filed June 1, 2015).

Concurrent with approval of the Plan and appointment of Mr. Wilson as President and CEO, the Board terminated Mr. Swanson’s employment agreement with the Bank without cause effective as of June 30, 2016. Mr. Swanson served as President and CEO from June 1, 2006 to May 31, 2015, the effective date of the merger, and thereafter as CEO of the Bank. Mr. Swanson will continue his employment with the Bank until June 30, 2016, serving as Executive to the Board. Prior to the effective date of his termination, there are no changes to the compensation of Mr. Swanson, which was previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 21, 2016).

The termination of Mr. Swanson’s employment agreement is the result of the progression of post-merger integration of the Bank and Federal Home Loan Bank of Seattle and is not the result of any disagreement with respect to the Bank’s operations, policies or practices. In connection with his termination, Mr. Swanson is expected to receive the applicable severance benefits provided in his employment agreement with the Bank, dated May 31, 2015, previously disclosed in the Bank’s annual report on Form 10-K for the year ended December 31, 2015 (filed March 21, 2016), which description is incorporated herein by reference. Such description of Mr. Swanson’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is incorporated herein by reference to Exhibit 10.1 to the Bank’s Current Report on Form 8-K dated May 31, 2015 (filed June 1, 2015).

Item 7.01. Regulation FD Disclosure.

On April 18, 2016, the Bank issued a news release and member communication announcing the Plan, including Mr. Wilson’s appointment as President and CEO and the termination of Mr. Swanson’s employment agreement. A copy of the news release and member announcement are furnished with this report as Exhibits 99.1 and 99.2.

The information in Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 - Financial Statements And Exhibits.

(c)     Exhibits

99.1     News Release dated April 18, 2016

99.2    Member Announcement dated April 18, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

April 18, 2016	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: President and Chief Executive Officer